Exhibit 23.2

[PRICEWATERHOUSECOOPERS LOGO]
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                                               PricewaterhouseCoopers LLP
                                               Southwark Towers
                                               32 London Bridge Street
                                               London SE1 9SY
                                               Telephone +44 (0) 20 7583 5000
                                               Facsimile +44 (0) 20 7822 4652


The Directors
Barclaycard Funding PLC
54 Lombard Street
London
EC3P 3AH




8 September, 2003



Dear Sirs

Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form F-1 (Appendix D) of our report dated 25 March 2003 relating to the consolidated financial statements of Barclaycard Funding PLC for the year ended 14 December 2002, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





Yours faithfully,


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP











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